AGREEMENT FOR SALE OF ASSETS

     THIS AGREEMENT is made and entered into as of the 1st day of October,
2000, by and between HEALTHCHOICE OF CONNECTICUT, INC., a Connecticut corporation, ("Seller") and WELLCARE OF CONNECTICUT, INC., a Connecticut corporation ("Buyer").
                                  RECITALS
     WHEREAS, the parties have reached an understanding whereby Seller will sell and Buyer will acquire the business and assets of the Medicaid and HUSKY
B business of Seller hereinafter described and as operated by Seller in the State of Connecticut under the name of PREFERRED ONE (such Medicaid and
HUSKY B business is sometimes hereinafter referred to as the "BUSINESS"), whereupon Seller will wind up its businesses;
     NOW, THEREFORE, in consideration of the promises and subject to the representations, warranties, covenants and conditions contained herein, the parties hereto agree as follows:
                                  ARTICLE I
                           ASSETS AND LIABILITIES
     1.1 ASSETS TO BE SOLD AND RIGHTS GRANTED. Subject to the terms and conditions stated herein, the Seller agrees to sell to Buyer and Buyer agrees to purchase from the Seller the following described assets, and Seller agrees to grant to Buyer and Buyer agrees to accept the following rights, which are used in the operation of or are associated with the Business (the "PURCHASED ASSETS") as they shall exist on the Closing Date ON AN AS-IS, WHERE-IS BASIS WITHOUT REPRESENTATIONS OR WARRANTIES OF ANY KIND:
          1.1.1 Seller acknowledges that Buyer will obtain from the State of Connecticut a contract (the "MEDICAID HMO CONTRACT") to permit Buyer to serve the Members ("MEMBERS") covered under such Medicaid HMO Contract who reside in the State of Connecticut. The Seller's contracts with the State of Connecticut will be terminated and Buyer shall have no liability thereunder.
          1.1.2 Seller hereby grants to Buyer a license to use, from and after the Closing, any Medicaid provider contracts for Medicaid providers in the State of Connecticut, and, to the extent consistent with Seller's legal and contractual obligations, to use any and all credentialing data regarding any and all Medicaid providers (the "MEDICAID PROVIDER CONTRACTS") in the conduct of Buyer's Business, including but not limited to those listed on
Schedule 1.1.2 hereto. The Medicaid Provider Contracts are sometimes hereinafter collectively referred to as the "CONTRACTS". The foregoing grant is on the condition that Buyer will use its best efforts to re-contract directly with providers and arrange for the distribution of member identification cards without the "HealthChoice" name as quickly as possible, and in any event the foregoing license will terminate no later than December
31, 2000.
          1.1.3 To the extent permitted by law, and listed on Schedule 1.1.3 as "transferred records", Seller hereby transfers to Buyer all books and records of Seller to the extent relating solely to the Business including diskettes and contracts, records, hard copies of customer and subscriber lists, directory listings, admissions history and any and all business licenses that may be transferable.  In addition, Buyer shall have the right to inspect and copy records that do not pertain solely to the Business.
Seller also transfers to Buyer any other assets relating solely to the business and listed as "other assets" on Schedule 1.1.3. For the avoidance of doubt, it is noted that Seller will retain (i) items needed in connection with Seller's commercial HMO business, (ii) cash on hand at Closing Date relating to the Business, and (iii) accounts receivable relating to operation of the Business through the Closing Date.  In no event shall Seller be required to release proprietary information with respect to Seller's affiliates' business operations inside or outside the State of Connecticut. Seller will retain the right to inspect and copy the foregoing at reasonable times upon reasonable notice.
          1.1.4 Seller hereby transfers to Buyer the furniture, fixtures and equipment and other tangible assets set forth in Schedule 1.1.4 hereto.
     1.2 ASSUMPTION OF LIABILITIES BY BUYER FOLLOWING THE CLOSING.
          (a) From and after the Closing Date, Buyer shall assume and faithfully discharge the following liabilities and obligations: (i) the contractual obligations arising under the Medicaid HMO Contract following the Closing Date, which shall include, but shall not be limited to, medical claims under the Medicaid HMO Contract following the Closing, for services rendered to Members after the Closing, but excluding any obligations for such claims for Members who are hospital patients on the Closing for such hospitalization, and who were covered by Seller immediately prior to Closing (which claims shall remain the responsibility of Seller) ; and (ii) all premium taxes, if any, incurred following the Closing in respect of the Purchased Assets and the Business, and (iii) the lease for the Seller's premises in North Haven, Connecticut and other liabilities related to the Business listed on Schedule 1.2.. The foregoing obligations and liabilities to be assumed and faithfully discharged by Buyer are hereinafter collectively referred to as the "ASSUMED LIABILITIES".
          (b) Buyer will not assume and Seller shall discharge when due any and all other liabilities or obligations of Seller, in connection with the Business arising or accruing prior to the Closing, including, without limitation, any liability for contractual obligations under the Medicaid HMO Contract arising prior to or on the Closing which shall include, but shall not be limited to, medical claims for services rendered to Members on or prior to the Closing (hereinafter the "NON-ASSUMED LIABILITIES").  In no event shall Buyer assume any liabilities of Seller other than the Assumed Liabilities discussed in Section 1.2.(a) above.
          (c) The parties will cooperate to clarify and determine the date of occurrence for those medical claims in respect of services rendered to
Members under the Medicaid HMO Contract prior to the Closing on the one hand, and those following the Closing, on the other hand.
          1.3 RUN-OUT SERVICES.  From and after the Closing, Buyer shall provide the administrative services set forth in Schedule 1.3 hereto ("Run-
Out Services") with respect to claims incurred by Seller in the Business prior to Closing ("Run-Out Claims), using Nichols TXEN Corporation, the
Seller's current claims processing vendor ("TXEN").  Buyer shall be entitled to the fees and reimbursements set forth in Schedule 1.3. and shall perform all such services in a manner that meets the best standards of care and
professionalism.   Seller shall, however,  (and not Buyer) shall be
financially responsible for payment of the Run-Out Claims and for the fees of TXEN.
                                   ARTICLE II
                                PURCHASE PRICE
     At the Closing, subject to the terms and conditions of this Agreement, Buyer shall acquire the Purchased Assets from Seller, and Buyer shall agree to pay to Seller at Closing the sum of ONE DOLLAR ($1.00) (the "Purchase
Price").
                                 ARTICLE III
                                   CLOSING
     3.1 TIME, PLACE AND CONDITIONS. The closing of the sale of the Purchased Assets ("CLOSING") shall occur at the office of Preferred One located at ______________, North Haven, Connecticut ________, three (3) business days after the date on which all conditions precedent set forth in Articles VI and VII hereof have been completed, satisfied or waived, including, but not limited to, requisite federal, state and any other required governmental approvals, to be effective at 12:01 A.M. on the following date, such date herein referred to as the "CLOSING DATE." The parties anticipate that the Closing will occur on or about October 1, 2000. In the event such conditions precedent are not completed, satisfied or waived on or before October 1,
2000, this Agreement shall, at the option of Buyer or Seller by written notice to the other, be terminated as of the date such notice is effective and none of the parties shall be deemed to have any further liabilities or obligations to one another except to the extent that the failure of the conditions precedent to be completed or satisfied resulted from the willful breach by a party hereto of any of its representations, warranties, covenants or agreements set forth herein.
     3.2 INSTRUMENTS OF CONVEYANCE AND TRANSFER.
          3.2.1 The parties agree that the Purchase Price is being paid for the Purchased Assets.
          3.2.2 At the Closing, Seller shall deliver to Buyer instruments of transfer and conveyance, in form and substance reasonably satisfactory to Buyer, sufficient to further evidence the transfer to Buyer of the rights herein conveyed.
     3.3 MATERIAL ADVERSE EFFECT. For purposes of this Agreement, "MATERIAL ADVERSE EFFECT" means:
          (a) With respect to Seller, any change in, or effect on, the Business which is, or which is reasonably likely to be, materially adverse to the Business, its operations, assets, liabilities, results of operations, or condition (financial or otherwise) taken as a whole, or which will, or is reasonably likely to, prevent the transactions contemplated by this Agreement; and
          (b) With respect to Buyer, any change in, or effect on, Buyer which is reasonably likely to, prevent the transactions contemplated by this Agreement.
     Notwithstanding the foregoing, there shall be no Material Adverse Effect if the change in, or effect on, the Business, operations, assets, liabilities, results of operations, or condition of a party hereto results from general economic conditions or general insurance industry conditions in the United States or in any other jurisdiction where such party's operations or assets are located, or results from the identity of the other party to this Agreement.
     3.4 AFFILIATE AND CONTROL. For purposes of this Agreement, the term "AFFILIATE" shall mean any entity (a) that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, an entity, or (b) five percent (5%) or more of the equity interests of any entity who is beneficially owned or held by an entity or a subsidiary of an entity. The term "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity, whether through the ownership of voting stock, by contract or otherwise.
                                    ARTICLE IV
                       REPRESENTATIONS AND WARRANTIES OF SELLER
     Except as set forth in the Schedules attached, Seller hereby represents and warrants to Buyer that:
     4.1 Organization, Qualification and Corporate Power. The Seller is a corporation duly incorporated, validly existing under the laws of the state of its incorporation and is duly licensed and qualified to transact business and is in good standing in each jurisdiction in which the ownership or leasing of property by it or the conduct of its business requires such licensing or qualification. The Seller has the full corporate power and authority to own, lease and hold its properties and to carry on its business as now conducted and as proposed to be conducted.
     4.2 SELLER'S AUTHORITY.   Seller is duly authorized to operate as a health
maintenance organization under the laws of the State of Connecticut.
     4.3 VALIDITY. The Seller has full corporate power and authority to enter into this Agreement and all other agreements and instruments contemplated hereby and to consummate the transactions contemplated hereby and thereby. The board of directors of Seller has taken all action required by law, its Articles of Incorporation, By-Laws or otherwise to be taken by it to authorize the execution and delivery of this Agreement and all other agreements and instruments contemplated hereby and the consummation of the transactions contemplated hereby and thereby. No other proceedings on the part of the Seller is necessary to approve the execution and delivery of this Agreement or any other agreement or instrument contemplated hereby or consummation of the transactions contemplated hereby and thereby. This Agreement is, and the other agreements and instruments to be executed and delivered by the Seller at the Closing will be a valid and binding agreement of it enforceable in accordance with its respective terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.
     4.4 LITIGATION AND INVESTIGATIONS. Except as set forth on SCHEDULE 4.4, there is no action, suit, claim, proceeding, arbitration or investigation pending or, to the best of Seller's knowledge and belief after due inquiry, threatened against or affecting the Business which could have a Material Adverse Effect.
     4.5 CONTRACTS AND OTHER COMMITMENTS. Except as may be specifically set forth herein, Seller disclaims all representations with respect to the Business, or the Contracts, and without limiting the foregoing makes no representations as to the suitability of the Contracts for the conduct of the Business, or as to their assignability or enforceability.
     4.6 FEES AND COMMISSIONS. Seller has not agreed to pay or become liable to pay any broker's, finder's or originator's fees or commissions by reason of services alleged to have been rendered for or at the instance of the Seller in connection with this Agreement and the transactions contemplated hereby.
     4.7 APPROVALS. Other than consents and approvals of or filings or registrations pursuant to applicable provisions of Connecticut law respecting health maintenance organizations, and approvals of the DOI and DSS, and except as otherwise set forth in SCHEDULE 4.7, no filing or registration with, no notice to and no permit, authorization, consent or approval of any third party or any governmental authority is necessary for the consummation by Seller of the transactions contemplated by this Agreement
     4.8 DISCLOSURE. Except as may be specifically set forth herein, Seller makes no representation or warranty regarding the Business or the rights and assets herein transferred.
     4.9 SELLER'S STATUTORY FINANCIAL STATEMENTS AND REPORTS. The statutory financial statements of Seller filed with the Connecticut Department of Insurance for the quarter ended June 30, 2000 have been delivered to Buyer or made available for Buyer's inspection. In addition, Seller has delivered to or made available for inspection by Buyer copies of all annual and other periodic reports filed by the Seller with any governmental or regulatory authority since January 1, 1999.
                                   ARTICLE V
                     REPRESENTATIONS AND WARRANTIES OF BUYER.
Except as set forth in the Schedules attached, which Schedules make explicit reference to the particular representation or warranty as to which exception is taken, Buyer hereby represents and warrants to Seller that:
     5.1 ORGANIZATION, QUALIFICATION AND CORPORATE POWER OF BUYER. Buyer is a Connecticut corporation, duly incorporated, validly existing under the laws of the State of Connecticut. Buyer is duly authorized to operate as a health maintenance organization under the laws of the State of Connecticut. Buyer has full power and authority to own, lease and hold its properties and to carry on its businesses as now conducted and as proposed to be conducted.
     5.2 CORPORATE ACTION OF BUYER. Buyer has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby and thereby. The board of directors of Buyer has taken all action required by law, its Articles of Incorporation, By-laws or otherwise to be taken by it to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby. No other corporate proceedings are necessary on the part of Buyer to approve the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby. This Agreement is a valid and binding agreement of Buyer enforceable in accordance with its terms except that
(i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.
     5.3 REQUIRED APPROVALS. Other than consents and approvals of or filings or registrations with the DOI and DSS, or as otherwise described in this Agreement, no filing or registration with, no notice to and no permit, authorization, consent or approval of any third party or any governmental authority is necessary for the consummation by Buyer of the transactions contemplated by this Agreement.
     5.4 MATERIAL ADVERSE EFFECT. Except as disclosed on Schedule 5.4, since July 31, 2000, there has been no Buyer Material Adverse Effect.
                                   ARTICLE VI
                    CONDITIONS TO THE OBLIGATIONS OF BUYER
     The obligation of Buyer to purchase and pay for the Purchased Assets on the Closing Date is, at its option, subject to the satisfaction, on or before the Closing Date, of the following conditions, all of which shall be deemed conditions precedent to Buyer's obligations.
     6.1 REPRESENTATIONS AND WARRANTIES TO BE TRUE AND CORRECT. The representations and warranties contained in Article IV shall be true, complete and correct in all material respects on and as of the date hereof and on and as of the Closing Date, with the same effect as though such representations and warranties had been made on and as of each such date, and an officer of Seller shall have certified to such effect to Buyer in writing.
     6.2 PERFORMANCE. Seller shall have performed and complied in all material respects with all covenants, agreements and undertakings contained herein required to be performed and complied with by it prior to or at the Closing Date unless otherwise waived by Buyer, and an officer of Seller shall have certified to such effect to Buyer in writing.
     6.3 APPROVALS. To the extent required by Buyer, all required approvals, authorizations, permits, waivers, approvals and consents from governmental and regulatory bodies for the transfer of the rights and assets herein contemplated shall have been obtained and shall be in full force and effect; provided, that the granting of such approvals, authorizations, permits, waivers or consents shall not have resulted in the imposition of any conditions, restrictions or encumbrances which would materially and adversely affect Buyer's anticipated ownership or operation of any of the Purchased Assets. Buyer shall have received appropriate evidence, reasonably satisfactory to it and its counsel, of the granting of such approvals, authorizations, permits, waivers and consents, as Buyer shall require.
     6.4 NO INJUNCTIONS, ETC. No injunction, restraining order or other ruling or order issued by any court of competent jurisdiction or governmental authority or regulatory body or other legal restraint or prohibition shall be in effect and no proceeding, action, suit or claim brought by any governmental authority, regulatory body or third party shall be pending or threatened which seeks any injunction, restraining order or other order or other relief and no statute, rule, regulation or executive order shall have been enacted, promulgated or proposed, in each case which would prohibit or materially impair the consummation of the transactions contemplated by this Agreement or impose burdensome conditions upon or impair the ability of Buyer to own and operate the Business or the Purchased Assets after the Closing Date as presently conducted.
     6.5 DUE DILIGENCE. All due diligence documents requested by Buyer or otherwise required to be provided by Seller under this Agreement shall have been delivered to Buyer and its counsel and all documents that are required to be provided to Buyer hereunder (unless waived by Buyer) shall be delivered to Buyer and its counsel as soon as reasonably practicable but at least three (3) business days prior to the Closing Date. Buyer shall have discovered no encumbrance in respect of any of the Purchased Assets that would materially and adversely affect Buyer's ownership or use of the Purchased Assets following the Closing Date.
     6.6 BOARD OF DIRECTOR RESOLUTIONS. Seller shall have furnished Buyer with certified resolutions from of its Board of Directors authorizing Seller to enter into this Agreement and take all actions necessary and proper to effectuate the performance of this Agreement by Seller.
     6.7 MATERIAL ADVERSE EFFECT. There shall have been no Seller Material Adverse Effect.
                                   ARTICLE VII
                     CONDITIONS TO THE OBLIGATIONS OF SELLER
     The obligations of the Seller hereunder to sell the Purchased Assets on the Closing Date are, at their option, subject to the satisfaction, on or before the Closing Date, of the following conditions, all of which shall be deemed conditions precedent to Seller's obligations.
     7.1 REPRESENTATIONS AND WARRANTIES TO BE TRUE AND CORRECT. The representations and warranties contained in Article V shall be true, complete and correct in all material respects on and as of the date hereof and on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date, and an officer of Buyer shall have certified to such effect to Seller in writing.
     7.2 PERFORMANCE. Buyer shall have performed and complied in all material respects with all covenants, agreements and undertakings contained herein required to be performed or complied with by them prior to or at the Closing Date unless otherwise waived by Seller and an officer of Buyer shall have certified to such effect in writing.
     7.3 APPROVALS. All required approvals, authorizations, permits, waivers, approvals and consents from governmental and regulatory bodies and third parties for the transactions herein contemplated shall have been obtained and shall be in full force and effect; provided, that the granting of such approvals, authorizations, permits, waivers or consents shall not have resulted in the imposition of any conditions or restrictions which would materially and adversely affect the Seller. Seller shall have received appropriate evidence, reasonably satisfactory to them and their counsel, of the granting of such approvals, authorizations, permits, waivers and consents.
     7.4 NO INJUNCTIONS, ETC. No injunction, restraining order or other ruling or order issued by any court of competent jurisdiction or governmental authority or regulatory body or other legal restraint or prohibition shall be in effect and no proceeding, action, suit or claim brought by any governmental authority, regulatory body or third party shall be pending or threatened which seeks any injunction, restraining order or other order or other relief and no statute, rule, regulation or executive order shall have been enacted or promulgated or proposed, in each case which would prohibit or materially impair the consummation of the transactions contemplated by this Agreement.
     7.5 BUYER RESOLUTION. Buyer shall have furnished Seller with a certified resolution from its Board of Directors dated as of the Closing Date authorizing Buyer to enter into this Agreement and take all actions necessary and proper to effectuate the performance of this Agreement by Buyer.
     7.6 LOCKBOX AGREEMENT. Buyer shall have executed a lockbox agreement acceptable in form and substance to Seller and its counsel whereby arrangements are made , from and after any failure by Buyer to pay clean claims incurred in the Business within forty five (45) days of receipt, for all DSS payments for coverage through December 31, 2000 to be made only to providers unless Seller otherwise approves.
     7.7 TRANSFER OF PERSONNEL. Buyer shall have hired all personnel currently employed by Seller in the Business, including without limitation those individuals listed on Schedule 7.7 hereto.
     7.8 NOVATION. Seller shall have received evidence acceptable in form and substance to Seller and its counsel of the agreement of DSS to waive all claims against Seller for claims arising after the Closing.
     7.9 EVIDENCE OF REINSURANCE. Seller shall have received evidence of reinsurance coverage of Buyer's claims exposure in form and substance acceptable to Seller and its counsel.

                                 ARTICLE VIII
                        COVENANTS OF SELLER AND BUYER
     8.1 PUBLIC ANNOUNCEMENTS. Any party shall have the ability to issue a press release regarding the transactions contemplated by this Agreement if approved by the other, which approval shall not be unreasonably withheld or delayed; provided, that if a party is required by law or applicable listing agreement with a securities exchange (including NASDAQ) or any securities exchange (including NASDAQ) regulations, it may issue such press release without the approval of the other party; provided, that if the circumstances permit, such party shall obtain the prior approval of the other party.
     8.2 DISCLOSURE SUPPLEMENTS. From time-to-time prior to the Closing or at Closing, Seller will promptly supplement or amend the Schedules delivered in connection herewith with respect to any matter hereafter arising which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules which has been rendered inaccurate thereby. Unless accepted by Buyer, no supplement or amendment shall have any effect for the purpose of determining (a) satisfaction of the conditions set forth in Article VI hereof, (b) the compliance by Seller with the covenants set forth herein or (c) the accuracy of Seller's representations and warranties set forth herein.
     8.3 [intentionally deleted] 8.4 [intentionally deleted].
     8.5 NON-COMPETITION.
     As a material inducement to Buyer to purchase the Purchased Assets, Seller agrees that it will not, for a two (2) year period following the Closing, obtain or seek to obtain a contract with the State of Connecticut in respect to Medicaid membership.
     The obligations set forth in this section may be enforced by equitable as well as legal proceedings at Buyer's discretion. If any part of the non-competition agreements in this Section 8.6 shall be construed to be invalid or unenforceable, it is the intention of Buyer and Seller that such part or provision shall be construed in such a way as to render it valid and enforceable, if possible, and, if not possible, that the remainder of this
Section 8.6 shall be deemed to continue to be valid and enforceable without regard to the invalid and unenforceable part or portion.
                                  ARTICLE IX
                           INDEMNIFICATION OF BUYER
     9.1 INDEMNITY. Seller shall indemnify and hold Buyer and its directors, officers, employees, agents, affiliates (including directors, officers, employees and agents thereof), successors or assigns (collectively "Buyer Indemnitees") harmless from and against any and all losses, costs, damages, liabilities or expenses, including reasonable attorneys' fees (collectively "Losses"), that any of them shall suffer arising out of any breach of warranty, representation, covenant, agreement or undertaking made by Seller in this Agreement, or Seller's ownership or operation of the Purchased Assets prior to the Closing Date.
     9.2 COOPERATION AND SETTLEMENT. In the event any claim, action, suit or proceeding is brought against any Buyer Indemnitee with respect to which such Buyer Indemnitee asserts Seller has liability in connection with the indemnity contained in Section 9.1 hereof, such Buyer Indemnitee shall give prompt written notice of such action, claim, suit or proceeding to Seller and, upon Seller's written notification of its election to defend any such action, claim, suit or proceeding by a third party, Seller shall assume the defense of any such action, claim, suit or proceeding. Failure by Seller to notify such Buyer Indemnitee of its election to defend any such action, claim, suit or proceeding by a third party within thirty (30) days after the date of such Buyer Indemnitee's notice to Seller shall be deemed to be a waiver of any such election. If Seller assumes the defense of such action, claim, suit or proceeding resulting therefrom, the obligations of Seller hereunder as to such action, claim, suit or proceeding shall be fulfilled actively and diligently and shall include taking all steps reasonably necessary in the defense or settlement of such action, claim, suit or proceeding resulting therefrom, including the retention of counsel reasonably satisfactory to such Buyer Indemnitee and Seller, and indemnifying and holding such Buyer Indemnitee harmless from and against any and all Losses resulting from, arising out of, or incurred with respect to any settlement or any judgment in connection with such action, claim, suit or proceeding resulting therefrom. Seller shall not, in the defense of such action, claim, suit or proceeding, consent to the entry of any judgment (other than a judgment of dismissal on the merits with cost) nor enter into any settlement which does not provide for an unconditional release of such Buyer Indemnitee without liability or adverse affect to such Buyer Indemnitee and without subjecting Buyer or any of the Buyer's Indemnitees to any injunction or other equitable remedy. In addition, in the event Seller assumes the defense of any action, claim, suit or proceeding, pursuant to this Section that affects or could affect Buyer's ownership or operation of the Business, Seller agrees to consult with Buyer on matters relating to such action, claim, suit or proceeding, and not to take any actions with respect thereto which would be reasonably likely to have an adverse effect on the Business and Purchased Assets without Buyer's written consent, which consent shall not be unreasonably withheld or delayed. If Seller shall not assume the defense of any such action, claim, suit or proceeding, such Buyer Indemnitee may defend against or settle such action, claim, suit or proceeding in such manner as it deems appropriate.
                                  ARTICLE X
                         INDEMNIFICATION OF SELLER
     10.1 INDEMNITY. Buyer and The WellCare Management Group, Inc. shall jointly and severally indemnify and hold Seller and its directors, officers, employees, agents, affiliates, and shareholders (including directors, officers employees and agents thereof), successors or assigns (collectively "SELLER'S INDEMNITEES") harmless from and against any and all Losses that any of them shall suffer arising out of any breach of warranty, representation, covenant, agreement or undertaking made by Buyer in this Agreement, or Buyer's ownership or operation of the Purchased Assets or the operation of the Business following the Closing Date; provided, however, that the forgoing indemnity shall not extend to matters arising under any provider agreements between Buyer and any shareholder relating to provider services performed by such shareholder for Buyer following the Closing Date.
     10.2 ADDITIONAL INDEMNIFICATION. Without limiting the generality of the foregoing, Buyer and The WellCare Management Group, Inc. shall jointly and severally indemnify and hold the Seller's Indemnitees harmless against any Losses that any Seller's Indemnitees shall suffer which relate to or arise out of any failure by Buyer to pay and discharge the Assumed Liabilities.
     10.3 COOPERATION AND SETTLEMENT. In the event any claim, action, suit or proceeding is brought against any Seller's Indemnitee with respect to which such Seller's Indemnitee asserts Buyer has liability in connection with the indemnity contained in Section 10.1 or 10.2 hereof, such Seller's Indemnitee shall give prompt written notice of such claim, action, suit or proceeding to Buyer and, upon Buyer's written notification of its election to defend any such action, claim, suit or proceeding by a third party, Buyer shall assume the defense of any such action, claim, suit or proceeding. Failure by Buyer to notify Seller or such Seller's Indemnitee of its election to defend any such action, claim, suit or proceeding by a third party within thirty (30) days after the date of such Seller's Indemnitee's notice to Buyer shall be deemed to be a waiver of any such election. If the Buyer assumes the defense of such action, claim, suit or proceeding resulting therefrom, the obligations of Buyer hereunder as to such action, claim, suit or proceeding shall be fulfilled actively and diligently and shall include taking all steps reasonably necessary in the defense or settlement of such action, claim, suit or proceeding resulting therefrom, including the retention of counsel reasonably satisfactory to such Seller's Indemnitee and Buyer, and indemnifying and holding such Seller's Indemnitee harmless from and against any and all Losses resulting from, arising out of, or incurred with respect to any settlement or any judgment in connection with such action, claim, suit or proceeding resulting therefrom. Buyer shall not, in the defense of such action, claim, suit or proceeding, consent to the entry of any judgment (other than a judgment of dismissal on the merits with cost) nor enter into any settlement which does not provide for the unconditional release of such Seller's Indemnitee without liability or adverse affect to Seller or any of the Seller's Indemnitees and without subjecting Seller or any of the Seller's Indemnitees to any injunction or other equitable remedy. In addition, in the event Buyer assumes the defense of any action, claim, suit or proceeding, pursuant to this Section that affects or could affect Seller's remaining assets and operations, Buyer agrees to consult with Seller on matters relating to such action, claim, suit or proceeding, and not to take any actions with respect thereto which would be reasonably likely to have an adverse effect on the Seller's assets or operations without Seller's written consent, which consent shall not be unreasonably withheld or delayed. If Buyer shall not assume the defense of any such action, claim, suit or proceeding, such Seller's Indemnitee may defend against or settle such action, claim, suit or proceeding in such manner as it deems appropriate.
                                  ARTICLE XI
                                MISCELLANEOUS
     11.1 AMENDMENTS. This Agreement may not be amended or modified without the prior written consent of the parties hereto.
     11.2 WAIVER. Failure to insist upon strict compliance with any of the terms, covenants or conditions of the Agreement at any one time shall not be deemed a waiver of such term, covenant or condition, at any other time; nor shall any waiver or relinquishment of any right or power herein at any time be deemed a waiver or relinquishment of the same or any other right or power at any other time.
     11.3 NOTICES. All notices, requests, demands, consents or other communications required or permitted hereunder shall be in writing and shall be personally served, sent by electronic mail or by overnight mail, or sent by certified United States Mail, postage prepaid, return receipt requested to the parties, addressed as follows:
     (a) If to Seller:
         HealthChoice of Connecticut, Inc.
         c/o William Gedge
         Senior Vice President
         Yale New Haven Health
         789 Howard Avenue
         New Haven, CT 06519

         with a copy to:

         Norman Fleming
         Wiggin & Dana
         One Century Tower
         New Haven, CT 06510

     (b) If to Buyer:

         WellCare of Connecticut, Inc.
         6800 North Dale Mabry Hwy.
         Suite 268
         Tampa, FL  33614
         813-290-6353
         Attn.:Kiran C. Patel, M.D., President
         Telephone:  813-290-6200 ext. 1235
         Fax:  813-290-6306

         with a copy to:

         Sandip I. Patel, P.A.
         6800 North Dale Mabry Hwy.
         Suite 268
         Tampa, FL  33614
         Attn:  Sandip I. Patel, Esq.
         Telephone:  813-290-6353
         Facsimile:    813-262-2814

     All notices and other communications required or permitted under this Agreement which are addressed as provided above shall be effective upon delivery if personally served, sent by electronic mail, the next business day if sent by overnight mail, and three (3) business days after mailing if sent by certified United States Mail. Any party may from time-to-time change its address for the purpose of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the party sought to be charged with the contents.
     11.4 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
     11.5 ENFORCEABILITY AND SEVERABILITY. In the event any provisions of this Agreement or portion thereof are found to be wholly or partially invalid, illegal or unenforceable in any proceeding, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified or restricted, or as if such provisions had not been originally incorporated herein, as the case may be.
     11.6 GOVERNING LAW AND SECTION HEADINGS. This Agreement shall be construed in accordance with the internal laws of the State of Connecticut without regard to its conflict of law provisions. The titles of the sections have been inserted as a matter of convenience and reference only and shall not control or affect the meaning or construction of this Agreement.
     11.7 ASSIGNMENT. This Agreement shall not be assignable by any party without the prior written consent of the other parties.
     11.8 EXPENSES. Each party hereto will pay its own expenses in connection with the transactions contemplated hereby, whether or not such transactions shall be consummated.
     11.9 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations, warranties, covenants, agreements, and indemnification of the parties contained in this Agreement shall survive the Closing Date and will remain in full force and effect through December 31, 2001 (not merging into any closing documents) and shall be deemed to be material and to have been relied upon by the parties.
     11.10 BROKERAGE. Each party hereto will indemnify and hold harmless the others against and in respect of any claim for brokerage or other commissions relative to this Agreement or to the transactions contemplated hereby, based in any way on agreements, arrangements or understandings made or claimed to have been made by such party with any third party.
     11.11 PARTIES IN INTERESTS. All representations, warranties, covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and permitted assigns of the parties hereto whether so expressed or not.
     11.12 ENTIRE AGREEMENT. This Agreement, including the schedules and exhibits attached hereto, constitutes the sole and entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings of the parties in respect of the subject matter hereof. All schedules and exhibits attached hereto are incorporated herein by reference and made a part hereof.
     11.13 DRAFTING AS A MATTER OF CONVENIENCE. This Agreement was drafted by Buyer as a matter of convenience only and shall not be construed in favor of any party on that account.
     11.14 GENDER AND NUMBER REFERENCES. In this Agreement the singular means the plural and the plural the singular, as appropriate, and the proper gender - male, female, neuter - shall be deemed substituted as appropriate.
     11.15 [intentionally omitted]
     11.16 THIRD PARTIES. None of the provisions of this Agreement shall confer rights or benefits as third party beneficiaries or otherwise upon any party that is not expressly a party to this Agreement and the provisions of this Agreement shall not be enforceable by any such third party.
     11.17 TIME OF THE ESSENCE.  Time is of the essence of this Agreement.
     11.18 RELEASE OF INFORMATION. Except as required by law, any release to the public of information with respect to the matters set forth herein shall be made only in the form and manner approved by the parties and their respective legal counsel.
     11.19 COOPERATION. The parties shall provide each other with appropriate access to information following the Closing Date for litigation defense and other legitimate business purposes.
     11.20 SELLER'S KNOWLEDGE. For purposes of this Agreement, "TO THE BEST OF SELLER'S KNOWLEDGE AFTER DUE INQUIRY" or words of like meaning shall mean to the actual knowledge of the officers or senior managers of the Seller who are working on the transactions contemplated herein. Such officers and senior managers of Seller are listed on SCHEDULE 11.20.
     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

"SELLER"

HEALTHCHOICE OF CONNECTICUT, INC.


BY: /s/ William S. Gedge

ITS:



"BUYER"

WELLCARE OF CONNECTICUT, INC.


BY: /s/ Pradip C. Patel

ITS:




THE WELLCARE MANAGEMENT GROUP,  INC.
(as to Article X only)


BY: /s/ Pradip C. Patel

ITS: